Exhibit T3A-60

Secretary of State
Articles of Organization
Limited Liability Company (LLC)

LLC-1

20173181 0257

FILED KN

Secretary of State
State of California

NOV 13 2017

ICC

This Space For Office Use Only

IMPORTANT — Read Instructions before completing this form.

Filing Fee – $70.00

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: LLCs may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to *https://www.ftb.ca.gov.*

1. Limited Liability Company Name (See Instructions – Must contain an LLC ending such as LLC or L.L.C. "LLC" will be added, if not included.)

Focused Health LLC

2. Business Addresses

a. Initial Street Address of Designated Office in California - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
340 S. Lemon Avenue, #3986	Walnut	CA	91789
b. Initial Mailing Address of LLC, if different than item 2a	City (no abbreviations)	State	Zip Code

3. Service of Process (Must provide either Individual OR Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix

b. Street Address (if agent is not a corporation) - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
		CA	

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

Corporation Service Company Which Will Do Business In California As CSC-Lawyers Incorporating Service

4. Management (Select **only** one box)

The LLC will be managed by:

- [x] One Manager
- [ ] More than One Manager
- [ ] All LLC Member(s)

5. Purpose Statement (Do not alter Purpose Statement)

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

6. The Information contained herein, including in any attachments, is true and correct.

Joseph T. Moen

Organizer sign here

Joseph T. Moen, Authorized Person

Print your name here

LLC-1 (REV 04/2017)

2017 California Secretary of State
www.sos.ca.gov/business/be

Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) CO. (City) (State) (ZIP/Postal Code) (The following statement is adopted by marking the box.) The person appointed as registered agent above has consented to being so appointed. 4. The true name and mailing address of the incorporator are Name (if an individual) (Last) (First) (Middle) (Suffix) OR (if an entity) (Caution: Do not provide both an individual and an entity name.) Mailing address (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code). (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment. 5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows. (If the following statement applies, adopt the statement by marking the box and enter the number of shares.) The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution. (If the following statement applies, adopt the statement by marking the box and include an attachment.) Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment. (Caution: At least one box must be marked. Both boxes may be marked, if applicable.) 6. (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains additional information as provided by law. 7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are __________________________. (mm/dd/yyyy hour:minute am/pm) ARTINC_PC Page 2 of 3 Rev. 02/28/2008 Andy PO Box 7507 2,200,000 Broomfield United States 4 Williams CO 80021 4

Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. 8. The true name and mailing address of the individual causing the document to be delivered for filing are (Last) (First) (Middle) (Suffix) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code). (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). ARTINC_PC Page 3 of 3 Rev. 02/28/2008 PO Box 202 CO United States Richard 80422 MC Squared Law Black Hawk Gee M